Exhibit 5-a-2

[LETTERHEAD OF PETER H. ZAMORE]







May 17, 1995



Green Mountain Power Corporation
25 Green Mountain Drive
South Burlington VT 05403

Green Mountain Power Corporation
$50,000,000 Shelf Registration Statement
Common Stock, $3.33 1/3 Par Value, First Mortgage Bonds

Dear Sirs:

I am the General Counsel for Green Mountain Power Corporation, a Vermont corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to up to an aggregate amount of $50,000,000 of Common Stock, $3.33 1/3 par value (the "Common Stock"), and/or First Mortgage Bonds (the "Bonds") to be issued by the Company.

As such counsel, I have:

(a) reviewed the action heretofore taken by the Board of Directors of the Company in connection with the authorization of the issuance and sale of the Common Stock and the Bonds and related matters;

(b) reviewed the Registration Statement, which I understand you propose to file with the Securities and Exchange Commission under the Securities Act of 1933 on the date hereof; and

(c) made such examination of law and examined originals, or copies, certified or otherwise authenticated to our satisfaction, of all such other corporate records, instruments, certificates of public officials and/or bodies, certificates or officers and representatives of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as I have deemed necessary in order to render the opinion hereinafter expressed.

Based on the foregoing, I am pleased to advise you that, in my opinion:

1. The Company is a corporation duly organized, incorporated and validly existing under the laws of the State of Vermont, and has all corporate and other power and authority necessary to own its properties and carry on the business which it is presently conducting.

2. When (i) the Registration Statement has become effective, (ii) the Public Service Board of the State of Vermont has issued an order consenting to and approving the issue and sale of the Common Stock, (iii) the Common Stock has been duly listed on the New York Stock Exchange, (iv) the issuance and sale of the Common Stock have been duly authorized by appropriate corporate action, (v) the Common Stock has been duly issued and sold and delivered and paid for as contemplated by the underwriting agreement to be executed by the Company with respect thereto, then the Common Stock will be validly issued, fully-paid and nonassessable.

3. When (i) the Registration Statement has become effective, (ii) the Public Service Board of the State of Vermont has issued an order consenting to and approving the issue and sale of the Bonds, (iii) the Indenture dated as of February 1, 1955 between the Company and United States Trust Company of New York (successor to The Chase Manhattan Bank (National Association), successor to the Chase National Bank of the City of New York) (as heretofore amended and supplemented by fifteen supplemental indentures, the "Indenture" and as to be supplemented by the proposed supplemental indenture relating to the Bonds (the "Sixteenth Supplemental Indenture")), has been qualified under the Trust Indenture Act of 1939, as amended, (iv) the Sixteenth Supplemental Indenture to the Indenture has been duly executed and delivered by the Company and the Trustee, (v) the issuance and sale of the Bonds have been duly authorized by appropriate corporate action, and (vi) the Bonds have been duly issued and authenticated in accordance with the terms of the Indenture and such Sixteenth Supplemental Indenture and delivered and paid for as contemplated by the distribution agreement to be executed by the Company with respect thereto, the Bonds will be legally issued by the Company and will be valid and binding obligations of the Company except as may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer, reorganization and other laws affecting enforcement of creditors' rights generally.

I hereby consent to:

A. being named in the Registration Statement and in any amendment thereto under the heading "Legal Opinions and Experts";

B. the making in said Registration Statement and in any amendments thereto of the statements now appearing in said Registration Statement under the heading "Legal Opinions and Experts" insofar as they are applicable to me; and

C.  the filing of this opinion as an exhibit to the Registration
Statement.

I understand that a copy of this opinion is being delivered to Hunton & Williams, special counsel to the Company in connection with the registration of the Common Stock and the Bonds, who are also rendering an opinion to the Company relating to the matters referred to herein and that their opinion will be filed as an exhibit to the Registration Statement. In rendering their opinion, Hunton & Williams are authorized to rely upon this opinion as to all matters of Vermont law involved in the conclusions expressed in their opinion.

Very truly yours,



Peter H. Zamore
General Counsel